Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 19, 2005, except for the fourth paragraph of Note 1 as to which the date is July 20, 2005, relating to the financial statements of Coley Pharmaceutical Group, Inc., which appear in Coley Pharmaceutical Group, Inc.’s Registration Statement on Form S-1.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 28, 2005